F.N.B. Corporation Reports Record Third Quarter 2013 Net Income of $31.6 Million

Hermitage, Pa., Oct. 17, 2013 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported third quarter of 2013 net income of $31.6 million, or $0.22 per diluted share, compared to second quarter of 2013 net income of $29.2 million, or $0.20 per diluted share and third quarter of 2012 net income of $30.7 million, or $0.22 per diluted share.

On an operating1 basis, third quarter of 2013 operating net income was $32.2 million, or $0.22 per diluted share, compared to second quarter of 2013 operating net income of $30.1 million, or $0.21 per diluted share, and third quarter of 2012 operating net income of $29.9 million or $0.21 per diluted share. Operating results are shown adjusted for merger-related costs and certain non-operating gains; refer to the accompanying data tables for details.

Results Summary	3Q13	2Q13	3Q12
Reported Results
Net income ($ in millions)	$31.6	$29.2	$30.7
Net income per diluted share	$0.22	$0.20	$0.22
Operating Results (Non-GAAP)1
Net income ($ in millions)	$32.2	$30.1	$29.9
Net income per diluted share	$0.22	$0.21	$0.21

Vincent J. Delie, President and Chief Executive Officer, commented on the results, "We continue to be pleased with the strong results achieved company wide. The balance sheet further expanded through annualized loan growth of 9% and we continued to attract new deposit relationships, with total transaction deposits growing 7% annualized. Our success growing loans and deposits supports the net interest margin, which expanded slightly during the quarter. Asset quality results remained very good and net charge-offs were at very low levels. Growth realized across our diverse business lines drives results and delivers solid profitability."

Mr. Delie continued, "The Park View acquisition was completed on October 12, 2013. As a result of the merger, we have significantly expanded our presence to 29 total locations in eastern Ohio with 18 locations in the greater Cleveland area. The Cleveland market complements our existing footprint and presents favorable organic growth opportunities. This expansion further solidifies our strategy to establish a meaningful presence in the major metropolitan markets of Pittsburgh, Baltimore and Cleveland and we look forward to delivering future success."

1 Non-GAAP measures, refer to Non-GAAP Disclosures and detail in the accompanying data tables.

Third Quarter 2013 Highlights

  Loan growth momentum continued with total average loan growth of $200.2 million, or 9.3% annualized, linked-quarter.
  FNB's deposit mix further strengthened through continued growth in transaction deposits and customer repurchase agreements. Average transaction deposits and customer repurchase agreements grew $138.6 million or 7.0% annualized. Growth in non-interest bearing deposits was the primary contributor with average growth of $131.8 million or 27.5% annualized. Transaction deposits and customer repurchase agreements represent 78% of total deposits and customer repurchase agreements at September 30, 2013, improved from 74% at September 30, 2012.
  The net interest margin expanded 1 basis point to 3.64%.
  Credit quality metrics were at very good levels and reflect consistent results. Net charge-offs were low at 0.26% annualized of total average originated loans, compared to 0.33% annualized in the prior quarter.

Third Quarter 2013 Results – Comparison to Prior Quarter
(All comparisons refer to the second quarter of 2013, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $101.0 million, increasing $2.5 million or 2.6%. The net interest margin of 3.64% expanded 1 basis point compared to the prior quarter, primarily a result of the solid growth achieved in total average loans and lower cost transaction deposits, as well as a lowered cost of funds and a higher investment portfolio yield. Average earning assets increased $161.6 million, or 5.9% annualized, due to growth in total average loans of $200.2 million or 9.3% annualized.

Growth in average loans reflects continued solid growth momentum in the commercial and consumer portfolios. Average commercial loans grew $49.6 million, or 4.2% annualized, representing the eighteenth consecutive quarter of organic growth for the core commercial portfolio. Consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was strong and benefited from seasonally higher loan volumes and successful sales efforts to increase market share across the banking footprint. The primary contributor to the consumer loan growth was $137.3 million growth in home equity-related loans (direct and consumer lines of credit loans), of which 67% of the new loan volume represents a first lien position. Average indirect loans contributed growth of $34.2 million, or 23.1% annualized, given the higher volume achieved due to overall increased demand.

Total average deposits and customer repurchase agreements totaled $10.4 billion and increased $68.9 million or 2.6% annualized. Through a consistent strategy focused on relationship-based banking and attracting lower cost deposits as a primary funding source, FNB's deposit mix further strengthened through growth in transaction deposit accounts and customer repurchase agreements of $138.6 million or 7.0% annualized. Growth in non-interest bearing deposits was the primary contributor, as these average balances grew $131.8 million or 27.5% annualized. Partially offsetting the transaction deposit growth was a continued planned decline in time deposits due to the lower offered rate environment. Transaction deposits and customer repurchase agreements totaled 78% of total deposits and customer repurchase agreements, improved from 77% at June 30, 2013 and 74% at September 30, 2012. In addition, FNB's funding remains predominantly customer-based, with total customer-based funding representing 96% of total deposits and borrowings. Loans as a percentage of total deposits and customer repurchase agreements was 84%.

Non-Interest Income
Non-interest income totaled $32.9 million, decreasing $3.9 million, or 10.6%, as the prior quarter included a $1.6 million gain on extinguishment of debt and the current quarter was impacted by the loss of $2.6 million in customer interchange fee revenue due to restrictions imposed by Federal banking regulations (the Durbin Amendment included within the Dodd-Frank Act). Absent these items, non-interest income increased slightly.

Non-Interest Expense
Non-interest expense totaled $83.2 million, decreasing $1.0 million or 1.1%. Merger-related costs of $0.9 million and $2.9 million were included in the third quarter and second quarter of 2013, respectively. Other components included in non-interest expense include a decrease in other real estate owned (OREO) of $0.5 million and lower occupancy and equipment of $0.4 million. These decreases were offset by a $2.0 million increase in salaries and benefits primarily due to incentive and performance-related compensation. Additionally, FDIC insurance expense increased $0.5 million, or 18.3%, primarily due to revised assessment methodologies.

Credit Quality
Credit quality metrics remained at very good levels, reflecting consistent solid performance. The provision for loan losses totaled $7.3 million, compared to $7.9 million, as provision levels continue to support the solid loan growth. Net charge-offs were good, totaling $5.5 million, or 0.25% annualized, improved from $7.3 million or 0.34% annualized. For the originated portfolio, net charge-offs improved 7 basis points to 0.26% annualized of average originated loans. The ratio of the allowance for loan losses to total originated loans was 1.34%, consistent with 1.35% at June 30, 2013. The ratio of the allowance for loan losses to total non-performing loans was 127.37% compared to 121.68%.

The ratio of non-performing loans and OREO to total loans and OREO improved 7 basis points to 1.33%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO was 1.49% at September 30, 2013, a 10 basis point improvement. Total delinquency (total past due and non-accrual loans) to total originated loans remained unchanged at 1.44%.

Third Quarter 2013 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the third quarter of 2012, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $101.0 million, increasing $5.7 million or 5.9%. The net interest margin of 3.64% compares to 3.70%, with 5 basis points of the 6 basis point narrowing due to the benefit of higher accretable yield in the prior-year quarter. Average earning assets grew $780.3 million, or 7.6%, reflecting strong organic loan growth and the addition of Annapolis Bancorp, Inc. (ANNB) on April 6, 2013.

Average loans totaled $8.7 billion and increased $821.3 million, or 10.4%, reflecting organic loan growth of $562 million, or 7.1%, and loans added in the ANNB acquisition ($259 million). Strong organic growth in the commercial portfolio continued, with these average balances increasing organically $312.0 million or 7.3%. Average organic consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also strong with these balances increasing organically $357.8 million, or 14.6%, driven by growth in home equity-related loans originated across FNB's branch network.

Total average deposits and customer repurchase agreements totaled $10.4 billion and increased $568.8 million, or 5.8%, reflecting balances added in the ANNB acquisition ($358 million) and organic growth. Organic growth in lower cost transaction deposit accounts and customer repurchase agreements was strong, with growth of $538.4 million, or 7.5%, through new account acquisition and customers maintaining higher average balances. Growth in non-interest bearing deposits was strong, with average organic growth of $283.4 million or 16.9%.

Non-Interest Income
Non-interest income totaled $32.9 million, decreasing $2.0 million, or 5.6%, reflecting $2.6 million in lower customer-related service charges due to the Durbin Amendment restrictions effective for FNB on July 1, 2013, and a $1.4 million gain on the sale of a building in the prior-year quarter. Revenue growth was seen in several other fee income sources, including securities commissions and fees which increased $0.5 million, or 22.5%, and trust income which increased $0.4 million or 10.4%.

Non-Interest Expense
Non-interest expense totaled $83.2 million, increasing $6.1 million or 8.0%. The third quarter of 2013 and the third quarter of 2012 included merger-related costs of $0.9 million and $0.1 million, respectively. Excluding merger-related costs, non-interest expense increased $5.3 million, or 6.9%, and primarily reflects the additional operating costs related to the ANNB acquisition and higher FDIC insurance expense as a result of FNB exceeding $10 billion in total assets.

Credit Quality
Credit quality results reflect good, consistent results, with slight improvement over the prior-year quarter. The provision for loan losses was $7.3 million, compared to $8.4 million, with the decline due to lower provision for the acquired portfolios as provision levels for the originated portfolio support the loan growth. Charge-off performance continued to be good, with net charge-offs totaling $5.5 million, or 0.25% annualized, improving from $7.4 million or 0.37% annualized. The ratio of the allowance for loan losses to total originated loans was 1.34%, compared to 1.43% at September 30, 2012, with the change directionally consistent with the performance of the portfolio. The ratio of the allowance for loan losses to total non-performing loans increased to 127.37% compared to 120.23%.

The ratio of non-performing loans and OREO to total loans and OREO improved 15 basis points to 1.33% at September 30, 2013. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 20 basis points to 1.49% at September 30, 2013. Total delinquency (total past due and non-accrual loans) to total originated loans improved 22 basis points to 1.44% at September 30, 2013.

Third Quarter 2013 Year-to-Date Results – Comparison to Prior Year-to-Date
(All comparisons refer to the third quarter 2012 year-to-date, except as noted)

Net income for the first nine months of 2013 was $89.4 million, or $0.62 per diluted share, compared to $81.5 million or $0.58 per diluted share for the first nine months of 2012.

Net interest income on a fully taxable equivalent basis totaled $294.4 million, increasing $9.8 million or 3.5%. The net interest margin of 3.64% compares to 3.75%, with 2 basis points of the narrowing due to $1.7 million higher accretable yield in the prior-year period. The remaining narrowing primarily reflected lower yields on earning assets in response to the extended low interest rate environment partially offset by the benefits to the net interest margin from strong growth in average loans and lower cost transaction deposits and customer repurchase agreements and a lower cost of funds. Average earning assets grew $669.0 million or 6.6%, reflecting strong organic loan growth and the addition of ANNB.

Average loans totaled $8.5 billion and increased $643.8 million, or 8.2%, reflecting organic loan growth of $476.8 million or 6.1% and loans added in the ANNB acquisition. Total average deposits and customer repurchase agreements totaled $10.2 billion and increased $498.0 million, or 5.1%, reflecting organic growth and balances added in the ANNB acquisition. Organic growth in lower cost transaction deposit accounts and customer repurchase agreements was strong, growing $591.2 million or 8.4%. Growth in non-interest bearing deposits was strong, with average organic growth of $274.7 million or 17.5%.

Non-interest income totaled $103.3 million, increasing $3.9 million or 4.0%. The increase reflects improved revenue across several business lines, including wealth management and mortgage banking, due to the benefit of revenue-enhancing strategies and initiatives. Wealth management revenue increased $3.3 million, or 18.8%, and gain on sale of loans increased $0.2 million or 9.1%. The first nine months of 2013 was impacted by the $2.6 million lower customer-related service charges due to the Durbin Amendment restrictions effective for FNB on July 1, 2013. In addition, the first nine months of 2013 included a $1.6 million gain on extinguishment of debt, while the first nine months of 2012 included a $1.4 million gain on the sale of a building.

Non-interest expense totaled $246.3 million, increasing $4.0 million, or 1.7%. Merger-related and severance costs of $4.2 million and $7.9 million were included in the first nine months of 2013 and 2012, respectively. The first nine months of 2013 included the operating costs related to the ANNB acquisition and higher FDIC insurance expense of $2.0 million, or 32.8%, which were partially offset by the benefit of lower OREO expense of $2.6 million or 66.9%.

Credit quality results for the first nine months of 2013 demonstrated stability with slight improvements compared to the year-ago period. The provision for loan losses equaled $22.7 million, increased slightly from $22.0 million, reflecting provision required to support the strong loan growth. Charge-off performance continued to be good, with net charge-offs totaling $17.0 million, or 0.27% annualized, improved from $20.0 million or 0.34% annualized.

Income Taxes
Income taxes for the third quarter of 2013 include the benefit of tax credits realized on the 2012 income tax return, resulting in a lower effective income tax rate.

Capital Position
The Corporation's capital levels at September 30, 2013 continue to exceed federal bank regulatory agency "well capitalized" thresholds. At September 30, 2013, estimated regulatory ratios remained consistent with June 30, 2013 levels. The estimated total risk-based capital ratio was 12.2%, the estimated tier 1 risk-based capital ratio was 10.7% and the estimated leverage ratio was 8.4%.

At September 30, 2013, the tangible equity to tangible assets ratio (non-GAAP measure) was 6.09% compared to 6.11% at June 30, 2013, reflecting the strong asset growth during the third quarter of 2013. The tangible book value per share (non-GAAP measure) increased to $5.04 from $4.97 over this same period. The dividend payout ratio for the third quarter of 2013 was 56%.

Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss third quarter 2013 financial results on Friday, October 18, 2013 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (888) 539-3612 or (719) 457-2085 for international callers; the confirmation number is 3397005. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Friday, October 25, 2013. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 3397005. The call transcript and Webcast will be available on the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

Additional Corporate Developments
On October 3, 2013, Moody's Investor Services assigned first-time ratings to F.N.B. Corporation, with an issuer rating at Baa3, and to its banking subsidiary, First National Bank of Pennsylvania, with a long-term deposits and other senior obligations rating of Baa2.

On October 12, 2013, F.N.B. Corporation completed the acquisition of PVF Capital Corp. As a result of the merger, First National Bank now operates a total of 29 banking offices in Ohio, including 18 in the greater Cleveland area.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, Pennsylvania, is a regional diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, PA, where it holds the number three retail deposit market share, Baltimore, MD and Cleveland, OH. The Company has total assets of $12.8 billion and more than 250 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, asset based lending, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The anticipated impact of the current shutdown of U.S. Government operations on levels of economic activity in the markets in which F.N.B. Corporation operates, and the impact on federal regulated agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing of the current moderate economic recovery and persistence or worsening levels of unemployment.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    The impact on fee income opportunities resulting from the limit imposed under the Durbin Amendment of the Dodd-Frank Act on the maximum permissible interchange fee that banks may collect from merchants for debit card transactions.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.
  As demonstrated by our Annapolis Bancorp, Inc. and PVF Capital Corp. acquisitions and the pending acquisition of BCSB Bancorp, Inc., we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders.  In addition, with respect to the acquisition of Annapolis Bancorp, Inc., PVF Capital Corp. and the pending acquisition of and BCSB Bancorp, Inc., F.N.B. Corporation may experience difficulties in expanding into a new market area, including retention of customers and key personnel of Annapolis Bancorp, Inc., PVF Capital Corp., Inc. and BCSB Bancorp, Inc.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2012 Form 10-K and 2013 Form 10-Qs, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				3Q13 -	3Q13 -
	2013		2012	2Q13	3Q12
	Third	Second	Third	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$109,790	$107,841	$107,756	1.8	1.9
Interest expense	10,536	11,095	14,225	-5.0	-25.9
Net interest income	99,254	96,746	93,531	2.6	6.1
Taxable equivalent adjustment	1,781	1,743	1,852	2.2	-3.8
Net interest income (FTE) (1)	101,035	98,489	95,383	2.6	5.9
Provision for loan losses	7,280	7,903	8,429	-7.9	-13.6
Net interest income after provision (FTE)	93,755	90,586	86,954	3.5	7.8

Impairment losses on securities	0	0	(440)	n/m	n/m
Non-credit related losses on securities not
expected to be sold (recognized in other comprehensive income)
	0	0	321	n/m	n/m
Net impairment losses on securities	0	0	(119)	n/m	n/m

Service charges	16,512	18,660	17,666	-11.5	-6.5
Insurance commissions and fees	4,088	4,101	4,578	-0.3	-10.7
Securities commissions and fees	2,575	2,867	2,102	-10.2	22.5
Trust income	4,176	4,167	3,783	0.2	10.4
Gain on sale of securities	5	68	(66)	n/m	n/m
Gain on sale of loans	899	1,022	1,176	-12.0	-23.5
Other	4,603	5,866	5,693	-21.5	-19.1
Total non-interest income	32,858	36,751	34,813	-10.6	-5.6

Salaries and employee benefits	45,155	43,201	41,579	4.5	8.6
Occupancy and equipment	12,547	12,945	11,568	-3.1	8.5
FDIC insurance	3,161	2,672	2,014	18.3	56.9
Amortization of intangibles	2,115	2,125	2,242	-0.5	-5.7
Other real estate owned	277	820	796	-66.3	-65.2
Merger-related	913	2,946	88	n/m	n/m
Other	19,053	19,472	18,795	-2.2	1.4
Total non-interest expense	83,221	84,181	77,082	-1.1	8.0

Income before income taxes	43,392	43,156	44,685	0.5	-2.9
Taxable equivalent adjustment	1,781	1,743	1,852	2.2	-3.8
Income taxes	9,977	12,220	12,090	-18.4	-17.5
Net income	$31,634	$29,193	$30,743	8.4	2.9

Earnings per share:
Basic	$0.22	$0.20	$0.22	10.0	0.0
Diluted	$0.22	$0.20	$0.22	10.0	0.0

Non-GAAP Operating Results
Operating net income:
Net income	$31,634	$29,193	$30,743
Gain on extinguishment of debt, net of tax	0	(1,013)	0
Gain on sale of acquired building, net of tax	0	0	(942)
Merger and severance costs, net of tax	594	1,915	57
Operating net income	$32,228	$30,095	$29,858	7.1	7.9

Operating diluted earnings per share:
Diluted earnings per share	$0.22	$0.20	$0.22
Effect of gain on extinguishment of debt, net of tax	0.00	(0.01)	0.00
Effect of gain on sale of acquired building, net of tax	0.00	0.00	(0.01)
Effect of merger and severance costs, net of tax	0.00	0.01	0.00
Operating diluted earnings per share	$0.22	$0.21	$0.21	4.8	4.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
Statement of earnings	2013	2012	Variance
Interest income	$322,749	$324,328	-0.5
Interest expense	33,653	45,395	-25.9
Net interest income	289,096	278,933	3.6
Taxable equivalent adjustment	5,265	5,584	-5.7
Net interest income (FTE) (1)	294,361	284,517	3.5
Provision for loan losses	22,724	22,028	3.2
Net interest income after provision (FTE)	271,637	262,489	3.5

Impairment losses on securities	0	(440)	n/m
Non-credit related losses on securities not
expected to be sold (recognized in other
comprehensive income)	0	321	n/m
Net impairment losses on securities	0	(119)	n/m

Service charges	51,703	52,419	-1.4
Insurance commissions and fees	12,619	12,632	-0.1
Securities commissions and fees	8,365	6,143	36.2
Trust income	12,428	11,359	9.4
Gain on sale of securities	757	302	n/m
Gain on sale of loans	2,942	2,696	9.1
Other	14,468	13,904	4.1
Total non-interest income	103,282	99,336	4.0

Salaries and employee benefits	132,261	127,255	3.9
Occupancy and equipment	37,682	35,222	7.0
FDIC insurance	8,197	6,172	32.8
Amortization of intangibles	6,226	6,892	-9.7
Other real estate owned	1,289	3,899	-66.9
Merger-related	4,211	7,399	-43.1
Other	56,399	55,398	1.8
Total non-interest expense	246,265	242,237	1.7

Income before income taxes	128,654	119,588	7.6
Taxable equivalent adjustment	5,265	5,584	-5.7
Income taxes	34,024	32,549	4.5
Net income	$89,365	$81,455	9.7

Earnings per share:
Basic	$0.63	$0.59	6.8
Diluted	$0.62	$0.58	6.9

Non-GAAP Operating Results
Operating net income:
Net income	$89,365	$81,455
Gain on extinguishment of debt, net of tax	(1,013)	0
Gain on sale of acquired building, net of tax	0	(942)
Merger and severance costs, net of tax	2,738	5,206
Operating net income	$91,089	$85,719	6.3

Operating diluted earnings per share:
Diluted earnings per share	$0.62	$0.58
Effect of gain on extinguishment of debt, net of tax	(0.01)	0.00
Effect of gain on sale of acquired building, net of tax	0.00	(0.01)
Effect of merger and severance costs, net of tax	0.02	0.04
Operating diluted earnings per share	$0.63	$0.61	3.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q13 -	3Q13 -
	2013		2012	2Q13	3Q12
	Third	Second	Third	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$234,746	$197,879	$203,503	18.6	15.4
Interest bearing deposits with banks	48,763	32,223	164,091	51.3	-70.3
Cash and cash equivalents	283,509	230,102	367,594	23.2	-22.9
Securities available for sale	1,115,558	1,164,903	1,112,839	-4.2	0.2
Securities held to maturity	1,180,992	1,149,481	1,151,743	2.7	2.5
Residential mortgage loans held for sale	8,105	19,614	21,575	-58.7	-62.4
Loans, net of unearned income	8,836,905	8,637,089	7,979,450	2.3	10.7
Allowance for loan losses	(110,052)	(108,280)	(102,714)	1.6	7.1
Net loans	8,726,853	8,528,809	7,876,736	2.3	10.8
Premises and equipment, net	147,406	145,833	145,043	1.1	1.6
Goodwill	713,509	709,477	677,168	0.6	5.4
Core deposit and other intangible assets, net	35,400	37,503	40,095	-5.6	-11.7
Bank owned life insurance	263,781	262,877	239,615	0.3	10.1
Other assets	315,166	324,792	352,483	-3.0	-10.6
Total Assets	$12,790,279	$12,573,391	$11,984,891	1.7	6.7

Liabilities
Deposits:
Non-interest bearing demand	$2,115,813	$1,974,415	$1,735,857	7.2	21.9
Savings and NOW	5,247,922	5,243,746	4,764,148	0.1	10.2
Certificates and other time deposits	2,359,636	2,428,037	2,625,818	-2.8	-10.1
Total Deposits	9,723,371	9,646,198	9,125,823	0.8	6.5
Other liabilities	133,061	140,958	150,152	-5.6	-11.4
Short-term borrowings	1,166,180	1,030,617	1,019,411	13.2	14.4
Long-term debt	91,807	92,420	90,501	-0.7	1.4
Junior subordinated debt	194,213	194,200	204,006	0.0	-4.8
Total Liabilities	11,308,632	11,104,393	10,589,893	1.8	6.8

Stockholders' Equity
Common stock	1,455	1,454	1,397	0.1	4.2
Additional paid-in capital	1,440,779	1,438,008	1,374,241	0.2	4.8
Retained earnings	112,649	98,575	63,298	14.3	78.0
Accumulated other comprehensive income	(66,171)	(62,077)	(38,972)	6.6	69.8
Treasury stock	(7,065)	(6,962)	(4,966)	1.5	42.3
Total Stockholders' Equity	1,481,647	1,468,998	1,394,998	0.9	6.2
Total Liabilities and Stockholders' Equity	$12,790,279	$12,573,391	$11,984,891	1.7	6.7

Selected average balances
Total assets	$12,615,338	$12,470,029	$11,842,204	1.2	6.5
Earning assets	11,047,767	10,886,197	10,267,435	1.5	7.6
Securities	2,275,473	2,296,190	2,252,760	-0.9	1.0
Interest bearing deposits with banks	42,284	60,198	106,005	-29.8	-60.1
Loans, net of unearned income	8,730,010	8,529,810	7,908,671	2.3	10.4
Allowance for loan losses	110,463	109,156	103,757	1.2	6.5
Goodwill and intangibles	748,592	745,458	714,501	0.4	4.8
Deposits and customer repurchase agreements (6)	10,402,935	10,333,999	9,834,111	0.7	5.8
Short-term borrowings	318,023	224,769	159,843	41.5	99.0
Long-term debt	91,659	93,273	90,869	-1.7	0.9
Trust preferred securities	194,206	206,602	203,999	-6.0	-4.8
Shareholders' equity	1,475,751	1,473,945	1,385,282	0.1	6.5

Common stock data
Average basic shares outstanding	144,759,887	144,380,873	139,228,812	0.3	4.0
Average diluted shares outstanding	146,446,442	145,844,164	140,764,052	0.4	4.0
Ending shares outstanding	145,263,435	145,151,279	139,792,727	0.1	3.9
Book value per share	$10.20	$10.12	$9.98	0.8	2.2
Tangible book value per share (4)	$5.04	$4.97	$4.85	1.4	4.0
Dividend payout ratio	55.51%	60.08%	55.07%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
Balance Sheet (at period end)	2013	2012	Variance
Assets
Cash and due from banks	$234,746	$203,503	15.4
Interest bearing deposits with banks	48,763	164,091	-70.3
Cash and cash equivalents	283,509	367,594	-22.9
Securities available for sale	1,115,558	1,112,839	0.2
Securities held to maturity	1,180,992	1,151,743	2.5
Residential mortgage loans held for sale	8,105	21,575	-62.4
Loans, net of unearned income	8,836,905	7,979,450	10.7
Allowance for loan losses	(110,052)	(102,714)	7.1
Net loans	8,726,853	7,876,736	10.8
Premises and equipment, net	147,406	145,043	1.6
Goodwill	713,509	677,168	5.4
Core deposit and other intangible assets, net	35,400	40,095	-11.7
Bank owned life insurance	263,781	239,615	10.1
Other assets	315,166	352,483	-10.6
Total Assets	$12,790,279	$11,984,891	6.7

Liabilities
Deposits:
Non-interest bearing demand	$2,115,813	$1,735,857	21.9
Savings and NOW	5,247,922	4,764,148	10.2
Certificates and other time deposits	2,359,636	2,625,818	-10.1
Total Deposits	9,723,371	9,125,823	6.5
Other liabilities	133,061	150,152	-11.4
Short-term borrowings	1,166,180	1,019,411	14.4
Long-term debt	91,807	90,501	1.4
Junior subordinated debt	194,213	204,006	-4.8
Total Liabilities	11,308,632	10,589,893	6.8

Stockholders' Equity
Common stock	1,455	1,397	4.2
Additional paid-in capital	1,440,779	1,374,241	4.8
Retained earnings	112,649	63,298	78.0
Accumulated other comprehensive income	(66,171)	(38,972)	69.8
Treasury stock	(7,065)	(4,966)	42.3
Total Stockholders' Equity	1,481,647	1,394,998	6.2
Total Liabilities and Stockholders' Equity	$12,790,279	$11,984,891	6.7

Selected average balances
Total assets	$12,365,612	$11,713,834	5.6
Earning assets	10,804,457	10,134,633	6.6
Securities	2,275,427	2,201,128	3.4
Interest bearing deposits with banks	54,896	103,149	-46.8
Loans, net of unearned income	8,474,134	7,830,355	8.2
Allowance for loan losses	108,173	103,299	4.7
Goodwill and intangibles	735,638	717,390	2.5
Deposits and customer repurchase agreements (6)	10,226,771	9,728,764	5.1
Short-term borrowings	250,845	159,774	57.0
Long-term debt	92,203	91,221	1.1
Trust preferred securities	201,575	203,290	-0.8
Shareholders' equity	1,453,746	1,368,457	6.2

Common stock data
Average basic shares outstanding	142,949,134	139,074,244	2.8
Average diluted shares outstanding	144,469,817	140,548,578	2.8
Ending shares outstanding	145,263,435	139,792,727	3.9
Book value per share	$10.20	$9.98	2.2
Tangible book value per share (4)	$5.04	$4.85	4.0
Dividend payout ratio	58.22%	62.25%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q13 -	3Q13 -
	2013		2012	2Q13	3Q12
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	8.50%	7.94%	8.83%
Return on average tangible equity (2) (4)	18.01%	16.83%	19.10%
Return on average assets	0.99%	0.94%	1.03%
Return on average tangible assets (3) (4)	1.10%	1.05%	1.15%
Net interest margin (FTE) (1)	3.64%	3.63%	3.70%
Yield on earning assets (FTE) (1)	4.01%	4.03%	4.25%
Cost of funds	0.47%	0.50%	0.66%
Efficiency ratio (FTE) (1) (5)	59.72%	58.63%	57.40%
Effective tax rate	23.98%	29.51%	28.23%

Capital ratios
Equity / assets (period end)	11.58%	11.68%	11.64%
Leverage ratio	8.42%	8.42%	8.24%
Tangible equity / tangible assets (period end) (4)	6.09%	6.11%	6.01%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)
	6.63%	6.63%	6.36%

Balances at period end
Loans:
Commercial real estate	$2,920,808	$2,866,536	$2,668,916	1.9	9.4
Commercial and industrial	1,755,235	1,750,870	1,532,366	0.2	14.5
Commercial leases	141,714	136,268	127,065	4.0	11.5
Commercial loans and leases	4,817,757	4,753,674	4,328,347	1.3	11.3
Direct installment	1,408,539	1,301,891	1,128,310	8.2	24.8
Residential mortgages	1,031,805	1,059,644	1,121,237	-2.6	-8.0
Indirect installment	638,312	607,958	583,939	5.0	9.3
Consumer LOC	887,981	868,992	780,155	2.2	13.8
Other	52,511	44,930	37,462	16.9	40.2
Total loans	$8,836,905	$8,637,089	$7,979,450	2.3	10.7

Deposits:
Non-interest bearing deposits	$2,115,813	$1,974,415	$1,735,857	7.2	21.9
Savings and NOW	5,247,922	5,243,746	4,764,148	0.1	10.2
Certificates of deposit and other time deposits	2,359,636	2,428,037	2,625,818	-2.8	-10.1
Total deposits	9,723,371	9,646,198	9,125,823	0.8	6.5
Customer repurchase agreements (6)	834,610	714,540	885,749	16.8	-5.8
Total deposits and customer repurchase agreements (6)	$10,557,981	$10,360,738	$10,011,572	1.9	5.5

Average balances
Loans:
Commercial real estate	$2,891,354	$2,868,973	$2,632,843	0.8	9.8
Commercial and industrial	1,753,053	1,730,834	1,512,872	1.3	15.9
Commercial leases	138,441	133,446	125,508	3.7	10.3
Commercial loans and leases	4,782,848	4,733,253	4,271,223	1.0	12.0
Direct installment	1,362,881	1,245,030	1,118,981	9.5	21.8
Residential mortgages	1,043,349	1,065,577	1,137,402	-2.1	-8.3
Indirect installment	621,705	587,537	581,315	5.8	6.9
Consumer LOC	875,239	855,741	759,832	2.3	15.2
Other	43,988	42,672	39,917	3.1	10.2
Total loans	$8,730,010	$8,529,810	$7,908,671	2.3	10.4

Deposits:
Non-interest bearing deposits	$2,033,370	$1,901,610	$1,677,578	6.9	21.2
Savings and NOW	5,229,488	5,215,319	4,700,328	0.3	11.3
Certificates of deposit and other time deposits	2,391,828	2,461,490	2,652,713	-2.8	-9.8
Total deposits	9,654,686	9,578,419	9,030,619	0.8	6.9
Customer repurchase agreements (6)	748,249	755,580	803,492	-1.0	-6.9
Total deposits and customer repurchase agreements (6)	$10,402,935	$10,333,999	$9,834,111	0.7	5.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2013	2012	Variance
Performance ratios
Return on average equity	8.22%	7.95%
Return on average tangible equity (2) (4)	17.39%	17.63%
Return on average assets	0.97%	0.93%
Return on average tangible assets (3) (4)	1.07%	1.04%
Net interest margin (FTE) (1)	3.64%	3.75%
Yield on earning assets (FTE) (1)	4.06%	4.35%
Cost of funds	0.51%	0.70%
Efficiency ratio (FTE) (1) (5)	59.37%	58.50%
Effective tax rate	27.57%	28.55%

Capital ratios
Equity / assets (period end)	11.58%	11.64%
Leverage ratio	8.42%	8.24%
Tangible equity / tangible assets (period end) (4)	6.09%	6.01%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	6.63%	6.36%

Balances at period end
Loans:
Commercial real estate	$2,920,808	$2,668,916	9.4
Commercial and industrial	1,755,235	1,532,366	14.5
Commercial leases	141,714	127,065	11.5
Commercial loans and leases	4,817,757	4,328,347	11.3
Direct installment	1,408,539	1,128,310	24.8
Residential mortgages	1,031,805	1,121,237	-8.0
Indirect installment	638,312	583,939	9.3
Consumer LOC	887,981	780,155	13.8
Other	52,511	37,462	40.2
Total loans	$8,836,905	$7,979,450	10.7

Deposits:
Non-interest bearing deposits	$2,115,813	$1,735,857	21.9
Savings and NOW	5,247,922	4,764,148	10.2
Certificates of deposit and other time deposits	2,359,636	2,625,818	-10.1
Total deposits	9,723,371	9,125,823	6.5
Customer repurchase agreements (6)	834,610	885,749	-5.8
Total deposits and customer repurchase agreements (6)	$10,557,981	$10,011,572	5.5

Average balances
Loans:
Commercial real estate	$2,823,940	$2,641,338	6.9
Commercial and industrial	1,704,804	1,460,145	16.8
Commercial leases	134,138	119,978	11.8
Commercial loans and leases	4,662,882	4,221,461	10.5
Direct installment	1,263,872	1,101,210	14.8
Residential mortgages	1,062,288	1,172,002	-9.4
Indirect installment	595,474	568,519	4.7
Consumer LOC	847,978	726,331	16.7
Other	41,640	40,832	2.0
Total loans	$8,474,134	$7,830,355	8.2

Deposits:
Non-interest bearing deposits	$1,894,206	$1,572,808	20.4
Savings and NOW	5,113,934	4,659,436	9.8
Certificates of deposit and other time deposits	2,448,634	2,729,663	-10.3
Total deposits	9,456,774	8,961,907	5.5
Customer repurchase agreements (6)	769,997	766,857	0.4
Total deposits and customer repurchase agreements (6)	$10,226,771	$9,728,764	5.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q13 -	3Q13 -
	2013		2012	2Q13	3Q12
	Third	Second	Third	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$65,451	$67,034	$69,986	-2.4	-6.5
Restructured loans	17,252	17,488	12,957	-1.3	33.1
Non-performing loans	82,703	84,522	82,943	-2.2	-0.3
Other real estate owned (9)	35,144	37,370	35,613	-6.0	-1.3
Non-performing loans and OREO	117,847	121,892	118,556	-3.3	-0.6
Non-performing investments	733	610	2,754	20.2	-73.4
Total non-performing assets	$118,580	$122,502	$121,310	-3.2	-2.3

Non-performing loans / total loans	0.94%	0.98%	1.04%
Non-performing loans / total originated loans (10)	1.05%	1.11%	1.19%
Non-performing loans + OREO / total loans + OREO	1.33%	1.40%	1.48%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.49%	1.59%	1.69%
Non-performing assets / total assets	0.93%	0.97%	1.01%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$102,849	$102,504	$100,863	0.3	2.0
Provision for loan losses	7,505	6,649	6,224	12.9	20.6
Net loan charge-offs	(5,018)	(6,304)	(7,362)	-20.4	-31.8
Allowance for loan losses (originated portfolio) (10)	105,336	102,849	99,725	2.4	5.6

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,431	5,198	784
Provision for loan losses	(226)	1,254	2,205
Net loan charge-offs	(489)	(1,021)	0
Allowance for loan losses (acquired portfolio) (11)	4,716	5,431	2,989	-13.2	57.8

Total allowance for loan losses	$110,052	$108,280	$102,714	1.6	7.1

Allowance for loan losses / total loans	1.25%	1.25%	1.29%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.34%	1.35%	1.43%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	127.37%	121.68%	120.23%

Net loan charge-offs (annualized) / total average loans	0.25%	0.34%	0.37%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.26%	0.33%	0.42%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$41,212	$37,478	$39,380	10.0	4.7
Loans 90+ days past due	7,018	5,377	6,167	30.5	13.8
Non-accrual loans	65,451	67,034	69,986	-2.4	-6.5
Total past due and non-accrual loans	$113,681	$109,889	$115,533	3.5	-1.6

Total past due and non-accrual loans / total originated loans	1.44%	1.44%	1.66%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$16,968	$25,218	$18,961	-32.7	-10.5
Loans 90+ days past due	41,458	45,653	35,605	-9.2	16.4
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$58,426	$70,871	$54,566	-17.6	7.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
Asset Quality Data	2013	2012	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$65,451	$69,986	-6.5
Restructured loans	17,252	12,957	33.1
Non-performing loans	82,703	82,943	-0.3
Other real estate owned (9)	35,144	35,613	-1.3
Non-performing loans and OREO	117,847	118,556	-0.6
Non-performing investments	733	2,754	-73.4
Total non-performing assets	$118,580	$121,310	-2.3

Non-performing loans / total loans	0.94%	1.04%
Non-performing loans / total originated loans (10)	1.05%	1.19%
Non-performing loans + OREO / total loans + OREO	1.33%	1.48%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.49%	1.69%
Non-performing assets / total assets	0.93%	1.01%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,194	$100,662	-0.5
Provision for loan losses	20,512	19,039	7.7
Net loan charge-offs	(15,370)	(19,976)	-23.1
Allowance for loan losses (originated portfolio) (10)	105,336	99,725	5.6

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	4,180	0
Provision for loan losses	2,211	2,989
Net loan charge-offs	(1,675)	0
Allowance for loan losses (acquired portfolio) (11)	4,716	2,989	57.8

Total allowance for loan losses	$110,052	$102,714	7.1

Allowance for loan losses / total loans	1.25%	1.29%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.34%	1.43%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	127.37%	120.23%

Net loan charge-offs (annualized) / total average loans	0.27%	0.34%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.27%	0.39%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$41,212	$39,380	4.7
Loans 90+ days past due	7,018	6,167	13.8
Non-accrual loans	65,451	69,986	-6.5
Total past due and non-accrual loans	$113,681	$115,533	-1.6

Total past due and non-accrual loans / total originated loans	1.44%	1.66%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$16,968	$18,961	-10.5
Loans 90+ days past due	41,458	35,605	16.4
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$58,426	$54,566	7.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2013
	Third Quarter			Second Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$30,224	$13	0.17%	$39,291	$18	0.19%
Taxable investment securities (13)	2,117,849	10,889	2.01%	2,133,972	10,685	1.95%
Non-taxable investment securities (14)	157,624	2,122	5.39%	162,218	2,223	5.48%
Residential mortgage loans held for sale	12,060	134	4.45%	20,895	203	3.88%
Loans (14) (15)	8,730,010	98,413	4.48%	8,529,810	96,455	4.53%
Total Interest Earning Assets (14)	11,047,767	111,571	4.01%	10,886,186	109,584	4.03%
Cash and due from banks	185,419			175,936
Allowance for loan losses	(110,463)			(109,156)
Premises and equipment	147,804			146,036
Other assets	1,344,811			1,371,016
Total Assets	$12,615,338			$12,470,018

Liabilities
Deposits:
Interest-bearing demand	$3,841,619	1,391	0.14%	$3,829,847	1,433	0.15%
Savings	1,387,869	162	0.05%	1,385,472	162	0.05%
Certificates and other time	2,391,828	5,342	0.89%	2,461,490	5,748	0.94%
Customer repurchase agreements	748,249	419	0.22%	755,580	437	0.23%
Other short-term borrowings	318,024	703	0.86%	224,769	638	1.12%
Long-term debt	91,659	719	3.11%	93,273	775	3.33%
Junior subordinated debt	194,206	1,800	3.68%	206,603	1,902	3.69%
Total Interest Bearing Liabilities (14)	8,973,454	10,536	0.47%	8,957,034	11,095	0.50%
Non-interest bearing demand deposits	2,033,370			1,901,610
Other liabilities	132,763			137,440
Total Liabilities	11,139,587			10,996,084
Stockholders' equity	1,475,751			1,473,934
Total Liabilities and Stockholders' Equity	$12,615,338			$12,470,018

Net Interest Earning Assets	$2,074,313			$1,929,152

Net Interest Income (FTE)		101,035			98,489
Tax Equivalent Adjustment		(1,781)			(1,743)
Net Interest Income		$99,254			$96,746

Net Interest Spread			3.55%			3.54%
Net Interest Margin (14)			3.64%			3.63%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2012
	Third Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$86,501	$47	0.21%
Taxable investment securities (13)	2,067,146	11,471	2.17%
Non-taxable investment securities (14)	185,614	2,581	5.56%
Residential mortgage loans held for sale	19,503	215	4.42%
Loans (14) (15)	7,908,671	95,294	4.80%
Total Interest Earning Assets (14)	10,267,435	109,608	4.25%
Cash and due from banks	182,356
Allowance for loan losses	(103,757)
Premises and equipment	146,313
Other assets	1,349,857
Total Assets	$11,842,204

Liabilities
Deposits:
Interest-bearing demand	$3,489,658	1,764	0.22%
Savings	1,210,670	252	0.08%
Certificates and other time	2,652,713	8,189	1.23%
Customer repurchase agreements	803,492	575	0.28%
Other short-term borrowings	159,843	607	1.49%
Long-term debt	90,869	860	3.76%
Junior subordinated debt	203,999	1,978	3.86%
Total Interest Bearing Liabilities (14)	8,611,244	14,225	0.66%
Non-interest bearing demand deposits	1,677,578
Other liabilities	168,100
Total Liabilities	10,456,922
Stockholders' equity	1,385,282
Total Liabilities and Stockholders' Equity	$11,842,204

Net Interest Earning Assets	$1,656,191

Net Interest Income (FTE)		95,383
Tax Equivalent Adjustment		(1,852)
Net Interest Income		$93,531

Net Interest Spread			3.60%
Net Interest Margin (14)			3.70%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2013			2012
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$33,199	$45	0.18%	$87,277	$142	0.22%
Taxable investment securities (13)	2,112,382	32,170	1.98%	2,016,128	36,344	2.35%
Non-taxable investment securities (14)	163,045	6,682	5.46%	185,000	7,798	5.62%
Residential mortgage loans held for sale	21,696	617	3.79%	15,872	532	4.47%
Loans (14) (15)	8,474,135	288,500	4.55%	7,830,356	285,096	4.86%
Total Interest Earning Assets (14)	10,804,457	328,014	4.06%	10,134,633	329,912	4.35%
Cash and due from banks	178,154			182,946
Allowance for loan losses	(108,173)			(103,299)
Premises and equipment	144,212			147,447
Other assets	1,346,962			1,352,107
Total Assets	$12,365,612			$11,713,834

Liabilities
Deposits:
Interest-bearing demand	$3,774,211	4,326	0.15%	$3,470,249	5,802	0.22%
Savings	1,339,723	491	0.05%	1,189,187	871	0.10%
Certificates and other time	2,448,634	17,686	0.97%	2,729,663	26,103	1.28%
Customer repurchase agreements	769,997	1,340	0.23%	766,857	1,903	0.33%
Other short-term borrowings	250,846	1,964	1.03%	159,774	2,058	1.69%
Long-term debt	92,024	2,268	3.30%	91,221	2,702	3.96%
Junior subordinated debt	201,575	5,578	3.70%	203,290	5,956	3.91%
Total Interest Bearing Liabilities (14)	8,877,010	33,653	0.51%	8,610,241	45,395	0.70%
Non-interest bearing demand deposits	1,894,206			1,572,808
Other liabilities	140,650			162,328
Total Liabilities	10,911,866			10,345,377
Stockholders' equity	1,453,746			1,368,457
Total Liabilities and Stockholders' Equity	$12,365,612			$11,713,834

Net Interest Earning Assets	$1,927,447			$1,524,392

Net Interest Income (FTE)		294,361			284,517
Tax Equivalent Adjustment		(5,265)			(5,584)
Net Interest Income		$289,096			$278,933

Net Interest Spread			3.55%			3.64%
Net Interest Margin (14)			3.64%			3.75%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2013		2012
	Third	Second	Third
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$125,505	$117,094	$122,304
Amortization of intangibles, net of tax (annualized)	5,455	5,541	5,798
	130,960	122,635	128,102

Average total shareholders' equity	1,475,751	1,473,945	1,385,282
Less: Average intangibles	(748,592)	(745,458)	(714,501)
	727,159	728,487	670,781

Return on average tangible equity (2)	18.01%	16.83%	19.10%

Return on average tangible assets (3):
Net income (annualized)	$125,505	$117,094	$122,304
Amortization of intangibles, net of tax (annualized)	5,455	5,541	5,798
	130,960	122,635	128,102

Average total assets	12,615,338	12,470,029	11,842,204
Less: Average intangibles	(748,592)	(745,458)	(714,501)
	11,866,746	11,724,571	11,127,703

Return on average tangible assets (3)	1.10%	1.05%	1.15%

Tangible book value per share:
Total shareholders' equity	$1,481,647	$1,468,998	$1,394,998
Less: intangibles	(748,909)	(746,981)	(717,263)
	732,738	722,017	677,735

Ending shares outstanding	145,263,435	145,151,279	139,792,727

Tangible book value per share	$5.04	$4.97	$4.85

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,
	2013	2012
Return on average tangible equity (2):
Net income (annualized)	$119,480	$108,805
Amortization of intangibles, net of tax (annualized)	5,411	5,984
	124,891	114,789

Average total shareholders' equity	1,453,746	1,368,457
Less: Average intangibles	(735,638)	(717,390)
	718,108	651,067

Return on average tangible equity (2)	17.39%	17.63%

Return on average tangible assets (3):
Net income (annualized)	$119,480	$108,805
Amortization of intangibles, net of tax (annualized)	5,411	5,984
	124,891	114,789

Average total assets	12,365,612	11,713,834
Less: Average intangibles	(735,638)	(717,390)
	11,629,974	10,996,444

Return on average tangible assets (3)	1.07%	1.04%

Tangible book value per share:
Total shareholders' equity	$1,481,647	$1,394,998
Less: intangibles	(748,909)	(717,263)
	732,738	677,735

Ending shares outstanding	145,263,435	139,792,727

Tangible book value per share	$5.04	$4.85

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2013		2012
	Third	Second	Third
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$1,481,647	$1,468,998	$1,394,998
Less: intangibles	(748,909)	(746,981)	(717,263)
	732,738	722,017	677,735

Total assets	12,790,279	12,573,391	11,984,891
Less: intangibles	(748,909)	(746,981)	(717,263)
	12,041,370	11,826,410	11,267,628

Tangible equity / tangible assets (period end)	6.09%	6.11%	6.01%

Tangible equity, excluding AOCI / tangible
assets (period end) (7):
Total shareholders' equity	$1,481,647	$1,468,998	$1,394,998
Less: intangibles	(748,909)	(746,981)	(717,263)
Less: AOCI	66,171	62,077	38,972
	798,909	784,094	716,707

Total assets	12,790,279	12,573,391	11,984,891
Less: intangibles	(748,909)	(746,981)	(717,263)
	12,041,370	11,826,410	11,267,628
Tangible equity, excluding AOCI / tangible
assets (period end) (7)	6.63%	6.63%	6.36%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties, litigation settlement accrual, branch consolidation costs and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less gain on sale of an acquired building, gain on extinguishment of debt, securities gains and net impairment losses on securities plus losses on asset disposals related to the branch consolidation project.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)

Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities, unrealized losses on derivative instruments and unrecognized pension and postretirement obligations.

(8)	Does not include loans acquired at fair value ("acquired portfolio").
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	"Originated Portfolio" or "Originated Loans" equals loans and leases not included by definition in the Acquired Portfolio.
(11)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.  The yields on earning assets and the net interest margin are presented on an FTE and annualized basis.  The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Cynthia Christopher, 724-983-3429, christoc@fnb-corp.com, Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com